March 21, 1994                                                    NYNEX [logo]


Dear Share Owner:


On behalf of your Board of Directors, it is my pleasure to invite you to NYNEX's 1994 Annual Meeting of Share Owners to be held on Wednesday,
May 4, 1994, 10:30 a.m., at the Westchester County Center, White Plains,
New York.

Information concerning the matters to be acted upon at the meeting is described in the accompanying Proxy Statement. In addition, I will be reporting on the business operations of the Company and, following my report, responding to any questions or comments you may have.

Whether or not you plan to attend the meeting, it is important that you sign and return your proxy as soon as possible in the envelope provided. If you do wish to attend the meeting please mark the ticket request box on the proxy so that a ticket can be mailed to you.

I look forward to seeing you at the meeting.


                                                   Sincerely,


                                                 s/William C. Ferguson
                                                   William C. Ferguson
                                                   Chairman of the Board and
                                                   Chief Executive Officer

                                    Detach Proxy Card Here

- ------------------------------------------------------------------------------------------------------------------
       NYNEX (logo)                                   PROXY/VOTING INSTRUCTION CARD




       NYNEX Corporation
       1113 Westchester Avenue, White Plains, New York 10604

    P
       This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of
       Share Owners on May 4, 1994.
    R
       The undersigned hereby appoints W.C. Ferguson, E.T. Kennan and E.E. Phillips, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all Shares of the undersigned in NYNEX Corporation at the Annual Meeting of Share
    O  Owners to be held at the Westchester County Center, White Plains, New York, on May 4,
       1994, and at any adjournment thereof, upon all subjects that may properly  come before the meeting including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse
    X  side of this card.  If no directions are given, the proxies will vote as follows:  (1)
       for the election of all listed nominees; (2) in accordance with the Directors'
       recommendations on the other subjects listed on the reverse side of this card;
       and (3) at their discretion on any other matter that may
    Y  properly come before the meeting.  (If you have indicated any changes or voting limitations in this paragraph, please mark the "Vote Limitations" box on the reverse side of this card in order to expedite processing.)

       Your vote for the election of Directors may be indicated on the reverse side of this card.  Five Directors are to be elected at the meeting.  Nominees are J. Brademas,
       W.C. Ferguson, E.T. Kennan, F.V. Salerno and J.R. Stafford.

       Please sign on reverse side and return promptly in the enclosed envelope to P.O. Box
       9020, Boston, Massachusetts 02205-8651.  If you do not sign and return a proxy, or do not attend the meeting and vote by ballot, your shares cannot be voted.

       This proxy also provides voting instructions for Shares held in the dividend reinvestment plan and, if registrations are identical, Shares held in the various emeployee stock purchase and savings plans described in the proxy statement.

       (If you have written on this side of the card, please mark the "Vote Limitations" box on the reverse side.)

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


NYNEX [logo]                                     Annual Meeting of Share Owners

                                                       May 4, 1994 at 10:30 am
                                                       Westchester County Center
                                                       Bronx River Parkway
                                                       and Central Avenue
                                                       White Plains, New York
                                                       Doors open at 9:30 am

MAPS OF AREA


            MAP                                   MAP





[sign] - Interstate    [sign] - Westchester County Center    [sign] - Route
[sign] - Traffic Light

By Train:  NYC to White Plains via Harlem Division - Metro-North.  Westchester
           County Center is within 10 minutes walking distance, or you may take the # 1, 3, 5 or 6 Bee-Line Bus for one stop.




       /   /Please mark
       / X /votes as in
            this example.

                                                                                /    Directors recommend a vote "Against"   /
       To vote your Shares for all Director nominees, mark the "For" box
       in Item A. To                                                            /      the Share Owner proposals regarding  /
       withhold voting for all nominees, mark the "Withheld" box.  If you not do not wish your Shares voted "For" a particular nominee, mark the
       "Exceptions" box and enter the name(s) of the person(s) you do not wish to vote for in the space provided.

                                                                               /                              FOR  AGAINST  ABSTAIN/
                                                                                                              /   /   /   /  /
                                                                               /     /
                                                                                        /1. Repeal of Board   /   /   /   /  /  /  /
                                                                                        /   Classification
                                                                                                          /
       /           Director's recommend a vote  "For"                          //        2. Charitable        /   /  /
                /          FOR   WITHHELD                    FOR   AGAINST ABSTAIN /
/                                                                                          Contributions      /   /  /   /  /   /  /
       / A. Election of  /   /    /   / B.  Ratificiation of /   /  /   /   /   /  /
                                                                                       /   Listing                            /
       /    Directors    /   /    /   /     Auditors         /   /  /   /   /   /  /
/                                           /
       /                                                                                          /
/                                           /
       / EXCEPTIONS                     C.  Long Term                                /
/                                                                                        3. Increase Number /   /  /   /  /   /  /
       / /   /                              Incentive         /   /  /   /    /   /  /
/                                                                                          of Director      /   /  /   /  /   /  /
       / /   /                              Program           /   /  /   /    /   /  /
/                                                                                          Nominees                                /
       /    For all nominees except as noted above                                             /
/                                           /
       /                                                                                          /
/                                           /
       / Summary Annual Report            /   /  Send Admission   /   / Vote Limitations /   / /
/                                                                                         4.  Board Health  /   /  /   /  /   /  /
       / Discontinue Mailing              /   /  Ticket for       /   / on Other Side /   / /
/                                                                                             Care Committee/   /  /   /  /   /  /
       / (Other Account at this Address)         Annual Meeting         of Card          /
/                                           /
       /                                                                                          /
/                                           /

/                                                                                         5.  Facilities    /   /  /   /  /   /  /

/                                                                                             Closure       /   /  /   /  /   /  /

/                                                                                             Committee                           /

                                                              You must return this card promptly to have your Shares voted. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.  If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.


                                                              Signature:                                       Date



                                                              Signature:                                       Date



       NYNEX (logo)                                              PROXY/VOTING INSTRUCTION CARD


       NYNEX Corporation
       1113 Westchester Avenue, White Plains, New York 10604


    P
       This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of
       Share Owners on May 4, 1994.
    R
       The undersigned hereby appoints W.C. Ferguson, E.T. Kennan and E.E. Phillips, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all Shares of the undersigned in NYNEX Corporation at the Annual Meeting of Share
    O  Owners to be held at the Westchester County Center, White Plains, New York, on May 4,
       1994, 1993, and at any adjournment thereof, upon all subjects that may properly come before the meeting including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the
    X  reverse side of this card.  If no directions are given, the proxies will vote as follows: (1) for the election of all listed nominees; (2) in accordance with the Directors' recommendations on the other subjects listed on the reverse side of this card; and (3) at their discretion on any other matter that
    Y  may properly come before the meeting.  (If you have indicated any changes or voting limitations in this paragraph, please mark the "Vote Limitations" box on the reverse side of this card in order to expedite processing.)

       Your vote for the election of Directors may be indicated on the reverse side of this card.  Five Directors are to be elected at the meeting.  Nominees are J. Brademas,
       W.C. Ferguson, E.T. Kennan, F.V. Salerno and J.R. Stafford.

                       PLEASE COMPLETE, DATE AND SIGN THE REVERSE SIDE.


       /   /Please mark
       / X /votes as in
            this example.



                                                                                /    Directors recommend a vote "Against"   /
To vote your Shares for all Director nominees, mark the "For" box in Item A. To
                                                                                /      the Share Owner proposals regarding  /
withhold voting for all nominees, mark the "Withheld" box.  If you not wish your
                                                                                /                   FOR  AGAINST  ABSTAIN/
Shares voted "For" a particular nominee, mark the "Exceptions" box and enter    /                 /   /   /   /  /  /  /
name(s) of the person(s) you do not wish to vote for in the space provided.     /1.Repeal of Board/   /   /   /  /  /  /
                                                                                /   Classification                          /

/                                           /
                           Director's recommend a vote  "For"                  //2.Charitable      /   /  /   /  /   /  /
/                   FOR   WITHHELD                    FOR   AGAINST ABSTAIN     //   Contributions /   /  /   /  /   /  /
/ A.Election of  /   /     /   /  B.Ratification of  /   /   /   /   /   /  /    /   Listing
/   Directors    /   /     /   /    Auditors         /   /   /   /   /   /  /
/                                           /
       /                                                                                           /
/                                           /
/  EXCEPTIONS                     C.Long Term                                   //3.Increase Number/   /  /   /  /   /  /
/  /   /                            Incentive        /   /   /   /   /   /  /    /    of Director  /   /  /   /  /   /  /
/  /   /                            Program          /   /   /   /   /   /  /    /    Nominees                                /
/     For all nominees except as noted above                                              /
/                                           /
                                                                                 /4.Board Health   /   /  /   /  /   /  /
                                                                                 /  Care Committee /   /  /   /  /   /  /

/                                           /

/                                           /
                                                                                 /5.Facilities     /   /  /   /  /   /  /
                                                                                 /   Closure       /   /  /   /  /   /  /
                                                                                     Committee
/                                           /


                                                              You must return this card promptly to have your Shares voted.
                                                              If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.  If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

                                                              Signature:                                       Date



                                                              Signature:                                       Date

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